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MASADA
SECURITY


May 16, 1995


Sonitrol Corporation
1800 Diagonal Road, Suite 180
Alexandria, VA 22314
Attn: Chris Cobb


Sonitrol Southeast, Inc.
520 Howard Court
Clearwater, FL 34616
Attn: John Rooney

        Re: February 10, 1994 Merger of Masada Limited Partnership with and into Masada Security, Inc.

Dear Chris and John:

        As you know, Masada Security Limited Partnership, a Delaware limited partnership (the "Partnership"), was a party to two Sonitrol Dealer Franchise Agreements with Sonitrol Corporation and Sonitrol Southeast, Inc. as of the beginning of 1994. One Agreement, as amended, is dated effective December 23, 1988 and its Area of Primary Responsibility is Dade County, Florida (the "Dade Agreement"). The other Agreement, as amended, is dated effective February 26, 1993 and its Area of Primary Responsibility is Broward County, Florida (the "Broward Agreement"). The Partnership's sole general partner during 1994 was Masda Security, Inc., a Delaware corporation (the "Parent Corporation").

        In February 1994, Masada Security was reorganized from a limited partnership structure to a corporate structure as a result of several steps. First, the Parent Corporation changed its name from Masada Security, Inc. to Masada Security Holdings, Inc. effective February 7, 1994. Second, the Parent Corporation caused the incorporation in Delaware on February 7, 1994 of a new corporation by the name of Masada Security, Inc. (the "Operating Corporation"). Third, the Operating Corporation became a wholly-owned subsidiary of the Parent corporation on February 7, 1994 immediately after incorporation. Fourth, the Operating Corporation became qualified in various states to conduct business as a foreign corporation, including the State of Florida on February 9, 1994. Fifth, the Partnership was merged with and into the Operating Corporation effective February 11, 1994 (the "Merger"). A copy of the Certificate of Merger filed with the Delaware Secretary of State is enclosed for your review.

        As a result of the Merger, the Partnership was merged out of existence and the Operating Corporation "inherited" the assets and liabilities of the Partnership as the successor of the



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May 16, 1995
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Partnership.  Additionally, the Dade Agreement and the Broward Agreement (the
"Agreements") were effectively transferred to the Operating Corporation by operation of law as a result of the Merger.

        The Merger did not alter the ownership, management or control of the business of Masada Security. The persons and entities that owned interests in the Partnership prior to the Merger are the same persons and entities that owned the Operating Corporation (via their ownership of Parent Corporation capital stock) immediately following the Merger.

        This letter is intended to serve as notice, pursuant to Section 18.2.1 of the Agreements, of the transfer of the Partnership's interests under the Agreements to the Operating Corporation as a result of the Merger. I regret that we did not provide this notice to you at an earlier date. Our delay in providing this notice was simply an oversight.

        I would sincerely appreciate both of you signing this letter where indicated below and returning a signed copy to me at your earliest convenience, if possible by Monday, May 22. Our telecopier number is (800) 531-3293. If you have any questions, please do not hesitate to call me.


                                        Very truly yours

                                        /s/ Terry W. Johnson

                                        Terry W. Johnson
                                        President

        The undersigned acknowledge each of the following: (i) receipt of this letter; (ii) the applicability of Section 18.2.1 of the Agreements to the transfers effected by the Merger; and (iii) compliance by the Partnership, the Parent Corporation and the Operating Corporation with Section 18 of the Agreements with respect to the Merger.


Sonitrol Corporation                    Sonitrol Southeast, Inc.


By: /s/ ???                               By: /s/ John Rooney
   --------------------------              --------------------------
  Its:       CEO                           Its: President
      -----------------------                 -----------------------

Date:    5/19/95                               Date:   5/18/95
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